Exhibit 21

SUBSIDIARIES AND AFFILIATES

Company	Jurisdiction of Incorporation	Ownership Interest
Adantech Industria e Comercio de Metal Borracha e Friccao Ltda EPP	Brazil	100%
Allied Friction Products Australia Pty Ltd.	Victoria, Australia	100%
Barber Tian Rui LLC	China	50%
Becorit GmbH	Germany	100%
Beijing Wabtec Huaxia Technology Company Ltd.	China	89%
CoFren S.r.l.	Italy	100%
Cofren S.A.S.	France	100%
Durox Company	Ohio	100%
Evand Pty Ltd.	West Australia, Australia	100%
FIP Pty Ltd.	Victoria, Australia	100%
FIP Brakes South Africa (Proprietary) Limited	South Africa	70%
G&B Specialties, Inc	Pennsylvania	100%
GBI USA Holdings, Inc	Nevada	100%
Hubei Dengfeng Unifin Electrical Equipment Cooling System Co. Ltd.	China	60%
MotivePower, Inc.	Delaware	100%
MZT Hepos Polska Sp. Zo.o	Poland	100%
InTrans Engineering Limited	West Bengal, India	100%
Wabtec MZT ad Skopje	Macedonia	87%
Poli S.p.a.	Italy	100%
RFPC Holding Corporation	Delaware	100%
Railroad Friction Products Corporation	Delaware	100%
Ricon Corp.	California	100%
Ricon Acquisition Corp.	Georgia	100%
Ricon Europe GmbH	Germany	100%
SCT Europe Ltd.	United Kingdom	80%
SCT Technology LLC	Delaware	80%
SanCasT, Inc.	Delaware	100%
Schaefer Equipment, Inc.	Ohio	100%
Shenyang CNR Wabtec Railway Brake Technology Company, Ltd.	China	50%
Standard Car Truck Company	Delaware	100%
Standard Car Truck-Asia, Inc.	Delaware	100%
Standard Car Truck of Canada, Inc.	Canada	100%
1802895 Ontario, Inc.	Canada	100%
1802896 Ontario, Inc.	Canada	100%
Unifin International LP	Canada	100%
Vapor Europe S.r.l.	Italy	100%
Vapor Ricon Europe Ltd.	United Kingdom	100%
Vastbond Limited	Cyprus	100%
Wabtec Corporation	New York	100%
Wabtec Australia Pty. Limited	Capital Territory, Australia	100%
Wabtec Brasil Fabricacoa Manutencao de Equipamentos Ferroviaros Ltda	Brazil	100%
Wabtec Canada, Inc.	Ontario, Canada	100%
Wabtec China Friction Holding Limited	Hong Kong	100%
Wabtec China Rail Products & Services Holding Limited	Hong Kong	100%

Company	Jurisdiction of Incorporation	Ownership Interest
Wabtec de Mexico, S. de R.L. de C.V.	Mexico	100%
Wabtec Distribution Company	Delaware	100%
Wabtec Holding Corp.	Delaware	100%
Wabtec Golden Bridge Transportation Technology (Hangzhou) Company Ltd.	China	51%
Wabtec International, Inc.	Delaware	100%
Wabtec Investments Limited LLC	Delaware	100%
Wabtec Rail Limited	United Kingdom	100%
Wabtec Railway Electronics Corporation	Nova Scotia	100%
Wabtec Railway Products India Private Ltd.	West Bengal, India	100%
Wabtec Servicios Administrativos, S.A. de C.V.	Mexico	100%
Wabtec South Africa Proprietary Limited	South Africa	70%
Westinghouse Railway Holdings (Canada) Inc.	Ontario, Canada	100%
Xorail, Inc	Florida	100%
Xorail LLC	Delaware	100%
Young Touchstone Company	Wisconsin	100%